EXHIBIT 99.3

                COMERICA INCORPORATED TO ACQUIRE IMPERIAL BANCORP
                           IN $1.3 BILLION TRANSACTION

  Combination Enhances Comerica Strategy to Drive Double Digit Earnings Growth
                     through Targeted Middle-Market Strategy


                Creates Fourth Largest California Banking Company
                -------------------------------------------------


Detroit and Los Angeles / November 1, 2000 -- Comerica Incorporated (NYSE:CMA) and Imperial Bancorp (NYSE: IMP) today announced that their boards of directors have unanimously approved a definitive agreement for a tax-free, stock-for-stock acquisition by Comerica of Imperial Bancorp, a $7.4 billion banking company headquartered in Los Angeles, CA.

The transaction will create the fourth largest banking company in California and the 19th largest nationally, both based on assets. The combination brings together two companies that are highly focused on middle-market, small business, emerging growth markets, title and escrow deposits and entertainment lending in California and nationally. It joins Imperial's growth record with the solid growth, financial discipline and strong credit culture of Comerica.

Shareholders of Imperial will receive approximately 21 million shares of Comerica common stock under a 0.46 fixed exchange ratio. Upon closing, Imperial shareholders will own approximately 12 percent of the combined company. The current value of the transaction is approximately $1.3 billion, or 2.4 times book value and 14.8 times First Call consensus 2001 estimated earnings, based on Comerica's closing price of $60.31 on Tuesday, October 31, 2000. It represents a premium of 14 percent of Imperial's closing share price yesterday.

The transaction is expected to be accounted for as a pooling of interests. It is expected to be neutral to earnings per share in 2001, exclusive of one-time, pre-tax, merger-related and restructuring charges estimated to be $145 million, and approximately 5 percent accretive to earnings per share in 2002. Comerica said its estimates of accretion do not include assumptions of either revenue synergies or reinvested capital.

The in-market combination is expected to generate cost savings by eliminating duplicative and other administrative costs. Comerica plans to reduce expenses by about 20 percent of Imperial's expense base over a period of two years.

"Comerica's goal is to increase and enhance shareholder value by growing earnings at double-digit annual rates. Our strategy is to build on our leadership position in middle-market business lending, our longstanding commitment to financial discipline and our strong credit quality culture," said Eugene A. Miller, Comerica chairman, president and chief executive officer. "Imperial represents a superb strategic fit and will accelerate and sustain this strategy. Its strong base of relationships in key middle-market sectors of the California economy, and its demonstrated capacity to generate 20 percent-plus compound annual growth in loans, deposits and earnings per share over the past five years will help fuel our growth strategies in California and nationally," he added.

"With this combination, we extend our geographic footprint in the highly attractive Southern California economy and solidify our national leadership position in several key growth businesses. Comerica takes a disciplined view of acquisitions - - and this transaction represents the right mix of strategic growth drivers, sound financial metrics, and just plain good chemistry," Mr. Miller said.

The transaction will make Comerica California's volume leader in Small Business Administration (SBA) lending and entertainment industry lending, while ranking number two in lending to emerging growth markets. The bank will further enhance its California deposit market share through Imperial's deposit-rich emerging growth, title and escrow, and middle-market banking businesses.

"Our affiliation with Comerica presents significant benefits for Imperial Bancorp's shareholders, and Imperial Bank's customers and employees," said George L. Graziadio, Jr., chairman, president and chief executive officer of Imperial Bancorp and chairman and co-founder of Imperial Bank. "We were attracted to Comerica because of its proven leadership and experience in business lending as well as its intense commitment to superior relationship banking. The combination of our two organizations will provide significantly expanded products and services for our customers."


"Joining forces with Comerica is the right step for Imperial Bank, its customers and employees. Comerica stands for quality service and financial discipline, and we look forward to introducing the Comerica brand to our customers," said Norman
P. Creighton, Imperial Bank vice chairman and chief executive officer. "Together, we can build a highly competitive and market-leading franchise in California. Comerica's middle-market business focus is our business focus.

"Finally, the combination of our forces with Comerica will, over time, generate added opportunities for many employees as they become part of a larger organization," he added.

"We saw a great fit with Imperial for several reasons, not the least of which is their commitment to delivering high quality customer service," said J. Michael Fulton, president and chief executive officer of Comerica Bank - California. "In addition, their strong focus on relationship business banking is highly consistent with our approach."

"We believe we are in an excellent position to achieve the goals of this transaction," said Comerica's Miller. "We have a realistic, two-year phase-in of cost savings and conversion to common operating platforms, as well as complementary geographies. In addition to our past successful experience of integrating larger bank transactions, we have successfully acquired and integrated five banks in the California market since 1991. We know this market well - and expect to complete this acquisition seamlessly."

Comerica's cash dividend is currently $1.60 on an annualized basis; Imperial does not pay a cash dividend.

The boards of both companies have rescinded their share repurchase programs to the extent required to account for the merger as a pooling of interests.

Imperial Chairman Graziadio will become chairman of the board of Comerica Bank-California; Comerica Bank-California President and Chief Executive Officer Fulton will remain president and chief executive officer; and Imperial Bank's Vice Chairman Creighton will become vice chairman of Comerica Bank-California.

In addition, Graziadio, Imperial's chairman, and Creighton, Imperial Bank's vice chairman, will join the Comerica Bank-California board of directors.

Comerica's CRA rating is outstanding and Imperial's is satisfactory. Both ratings are evidence of the commitment of each organization to improving the communities they serve.

Comerica and Imperial will continue to work closely with local community groups, civic organizations, individual community members, business owners and others to continue to define the credit needs of local communities served and to design products and services to help meet those needs.

The agreement is subject to approval by the shareholders of Imperial and customary regulatory approvals. The transaction is expected to close in the first quarter of 2001. In conjunction with the transaction, Imperial granted to Comerica a customary option to purchase up to 19.9 percent of Imperial stock.

Comerica was advised by the law firm of Wachtell, Lipton, Rosen & Katz. Credit Suisse First Boston acted as financial advisor and provided a fairness opinion to Imperial, which was advised by the law firm of Sullivan & Cromwell.

Imperial Bancorp, a diversified financial organization, was founded in 1968. Imperial Bank, the Company's principal subsidiary, organized in 1963, offers a wide range of financial services tailored to corporate customers, entrepreneurs and professionals. The bank's business strategy focuses on delivering customized financial products and services to manufacturing, distribution, wholesale, service, import/export, title and escrow, and apparel and textile businesses, in addition to some of the fastest growing industries such as emerging technology, entertainment, residential construction and SBA lending. Imperial Bank operates 15 regional banking offices: 12 located throughout California; in Phoenix, Arizona; Denver, Colorado; and Kirkland, Washington; in addition to emerging growth loan offices in Irvine, Los Angeles, Palo Alto, San Diego, and San Francisco, California; Phoenix, Arizona; Denver, Colorado; Boston, Massachusetts; New York, New York; Durham, North Carolina; Portland, Oregon; Austin and Dallas, Texas; Reston, Virginia; and Kirkland, Washington. Other Imperial Bancorp and Bank enterprises include: Imperial Securities Corp.; Imperial Creditcorp; Pacific Bancard Association Inc.; Imperial Ventures Inc.; Imperial Bank Realty Co. Inc.; and Imperial International Bank. Imperial Bank also holds 12 million shares of the common stock (approximately 56 percent of the total shares outstanding) of Official Payments Corporation (Nasdaq: OPAY). Imperial can be found on the Web at www.imperialbank.com.
                                    --------------------

Imperial is expected to begin operating under the Comerica brand name in the first quarter, 2001.

Comerica Bank-California is a $5.3 billion asset bank headquartered in San Jose, with offices in the Bay Area (San Jose to San Francisco), Santa Cruz Coastal, Los Angeles (Los Angeles and Orange Counties) and San Diego.

Comerica Bank-California is a subsidiary of Comerica Incorporated, a diversified financial services provider headquartered in Detroit with banking subsidiaries in Michigan, Texas and California; banking operations in Florida; the investment services affiliate Munder Capital Management; and businesses in several other states. Comerica also operates subsidiaries in Canada and Mexico. Comerica Incorporated reported total assets of $41 billion at September 30, 2000.

MATTERS DISCUSSED IN THIS RELEASE CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS THAT ARE BASED ON THE BELIEFS OF COMERICA'S AND IMPERIAL'S MANAGEMENT AS WELL AS ASSUMPTIONS MADE BY AND INFORMATION CURRENTLY AVAILABLE TO COMERICA'S AND IMPERIAL'S MANAGEMENT, AS OF THE DATE OF THIS RELEASE, WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, SUCH AS CHANGES IN COMERICA'S AND IMPERIAL'S PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS RELATING TO THE MERGER, INTEGRATION AND GENERAL BUSINESS PLANS, AND DO NOT PURPORT TO SPEAK AS OF ANY OTHER DATE. SHOULD ONE OR MORE OF THESE RISKS MATERIALIZE OR SHOULD UNDERLYING ASSUMPTIONS PROVE INCORRECT, THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THIS RELEASE. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES ARE CHANGES IN INTEREST RATES, CHANGES IN THE INDUSTRIES WHERE COMERICA AND IMPERIAL HAVE A CONCENTRATION OF LOANS, CHANGES IN THE LEVEL OF FEE REVENUES, THE IMPACT OF INTERNET BANKING, THE ENTRY OF NEW COMPETITORS INTO THE BANKING INDUSTRY AS A RESULT OF THE ENACTMENT OF THE GRAMM-LEACH-BLILEY ACT OF 1999, CHANGES IN GENERAL ECONOMIC CONDITIONS, AND RELATED CREDIT CONDITIONS, CONTINUING CONSOLIDATIONS IN THE BANKING INDUSTRY, AND OTHER FACTORS DISCUSSED IN COMERICA AND IMPERIAL'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE. COMERICA DOES NOT UNDERTAKE TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT CIRCUMSTANCES OR EVENTS THAT OCCUR AFTER THE DATE THE FORWARD-LOOKING STATEMENTS ARE MADE.

NOTE TO EDITORS:
COMERICA AND IMPERIAL HAVE SCHEDULED A CONFERENCE CALL TO DISCUSS THE TRANSACTION AT 9:30 AM (EST) ON WEDNESDAY, NOVEMBER 1, 2000. ALL INTERESTED PARTIES ARE INVITED TO LISTEN TO THIS CALL. TO LISTEN TO THE CALL FROM THE US, PLEASE DIAL 1-888-667-9209 AND ASK TO BE CONNECTED TO THE COMERICA / IMPERIAL TELECONFERENCE CALL. INTERNATIONAL CALLERS PLEASE DIAL 1-706-645-9134. THIS CONFERENCE CALL WILL ALSO BE WEBCAST LIVE ON THE INTERNET. A LINK TO A LIVE BROADCAST OF THE CALL ON THE INTERNET CAN BE FOUND AT WWW.COMERICA.COM.
                                                      ----------------

IF YOU ARE UNABLE TO PARTICIPATE, A REBROADCAST OF THE CALL WILL BE AVAILABLE BEGINNING APPROXIMATELY 1:00 PM (EST) ON WEDNESDAY, NOVEMBER 1, 2000 THROUGH WEDNESDAY, NOVEMBER 8. TO ACCESS THE REBROADCAST DOMESTICALLY, PLEASE DIAL 800-

642-1687, RESERVATION # 207066. INTERNATIONAL CALLERS PLEASE DIAL
706-645-9291. TO ACCESS A REBROADCAST OF THE WEBCAST PLEASE VISIT
WWW.COMERICA.COM.
----------------

MEDIA CONTACTS:                                 INVESTOR CONTACTS:
Comerica Incorporated - MI                      Comerica Incorporated - MI
--------------------------                      --------------------------
Wayne Mielke                                    Judith S. Love
313-222-4732                                    313-222-2840

Comerica Bank - California                      Imperial Bancorp -- CA
--------------------------                      ----------------------
Keith Turner                                    Ellen Becht
408-556-5111                                    310-338-6161

Imperial Bancorp -- CA
----------------------
Robert Galea
310-338-6111

Abernathy MacGregor Group - NY
------------------------------
Steve Bruce / Mary Beth Kissane
212-371-5999

Comerica / Imperial
                                   At-A-Glance

9/30/00 figures (all dollar figures in billions, except per share prices, and where noted.) Financial ratios reflect third-quarter figures.

                                           Comerica    Imperial    Pro Forma
                                           --------    --------    ---------

Total Assets                               $41         $7          $48
Total Deposits                             $26         $7          $33
Total Deposits in CA                       $5          $5          $10
Total Loans                                $35         $4          $39
Net Income* (millions)                     $740        $84         $824
Nonperforming Assets/Assets                0.59%       0.90%       0.64%
Reserves/Nonperforming Loans               222%        136%        203%
ROA                                        1.89%       1.41%       1.83%
ROCE                                       21.3%       18.2%       20.9%
Net Interest Margin                        4.42        5.93        4.64
Efficiency Ratio                           48.6        57.4        50.1
Fee Income Ratio                           32.7        30.6        32.4
Closing Stock Price Per Share (10/31/00)   $60.31      $24.31
Total Banking Locations in CA              31          12          43
Total Banking Locations in U. S.           341         15          356

* YTD annualized
                         Comerica / Imperial Deal Terms

Fixed Exchange Ratio                       0.46 Comerica share for each
                                           Imperial share outstanding

Price                                      $27.74 per share based on
                                           Comerica closing price of
                                           $60.31 on 10/31/00

Multiple to 2000E                          15.8X

Multiple to Book Value                     2.40X

Market Premium                             14%

                           Leveraging Common Strengths

Commercial & Industrial Lending            -- #4 in California

SBA Lending                                -- #1 in California / Top 5
                                                                 Nationally

Specialty Deposits (title / escrow)        -- #1 in California / Top 5
                                                                 Nationally

Entertainment Lending                      -- #1 in California / Top 5
                                                                 Nationally

Emerging Growth Lending                    -- #2 in California / #2 Nationally

SOURCE Comerica Incorporated and Imperial Bancorp


CONTACT: Media - Wayne Mielke of Comerica Incorporated - MI, 313-222-4732, or Keith Turner of Comerica Bank - California, 408-556-5111; or Robert Galea of Imperial Bancorp -- CA, 310-338-6111; Steve Bruce, or Mary Beth Kissane of Abernathy MacGregor Group - NY, 212-371-5999; or Investor - Judith S. Love of Comerica Incorporated - MI, 313-222-2840; or Ellen Becht of Imperial Bancorp -- CA, 310-338-6161/ http://www.comerica.com